Exhibit 10.1
IN THE MATTER OF
THE MARKET CONDUCT EXAMINATION OF
THE MEGA LIFE AND HEALTH INSURANCE COMPANY,
MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND
THE CHESAPEAKE LIFE INSURANCE COMPANY
REGULATORY SETTLEMENT AGREEMENT
A. Parties
     This Regulatory Settlement Agreement (“Agreement”) is entered into as of May 29, 2008 (“Execution Date”), by and among the above named Insurance Companies and the Signatory Regulators.
     A.1. “The Companies” consist of the following three companies:
▪	The MEGA Life and Health Insurance Company (“MEGA”),

▪	Mid-West National Life Insurance Company of Tennessee (“Mid-West”), and

▪	The Chesapeake Life Insurance Company (“Chesapeake”).
     A.2. The “Signatory Regulators” are made up of the following:
▪	The “Lead Regulators”, which are made up of two State regulators:
▪	Director of the Alaska Division of Insurance, and

▪	Insurance Commissioner of Washington State.
▪	The “Domestic Regulators,” which are made up of two State regulators:
▪	Insurance Commissioner of the State of Oklahoma, and

▪	Commissioner of Insurance of the State of Texas.
▪	The “Participating Regulators”, which are made up of the insurance regulators of each of the remaining jurisdictions that agree to approve this Agreement.
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

B. Scope of Agreement
     The scope of this Agreement is the findings contained in the Multi-State Market Conduct Examination of The HealthMarkets, Inc. Insurance Companies (“the Examination Report” or “the Report”). The Report is attached as Attachment A, and is incorporated into this Agreement by reference as though fully set forth here.
C. Effective Date
     C.1. The Effective Date of this Agreement is 30 days after the date this Agreement is executed by the insurance regulators of twenty-seven jurisdictions where the Companies are licensed/authorized to do business.
D. Recitals and Background
     D.1. MEGA is and has been a licensed insurance company domiciled in the State of Oklahoma.
     D.2. Mid-West is a licensed insurance company domiciled in the State of Texas. Mid-West was formerly domiciled in the State of Tennessee.
     D.3. Chesapeake is and has been a licensed insurance company domiciled in the State of Oklahoma.
     D.4. MEGA and Mid-West are subsidiaries of HealthMarkets, Inc. (“HealthMarkets”) (formerly known as UICI), a Delaware corporation, with its principal place of business in North Richland Hills, Texas. Chesapeake is a subsidiary of MEGA. MEGA, Mid-West, and Chesapeake are each bound by any continuing conditions imposed upon them, regardless of their subsidiary status.
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

     D.5. On March 15, 2005, the States of Washington and Alaska issued a call letter to UICI1 for a multi-state examination with stated examination objectives. Those objectives are fully set forth in the Report, Attachment A to this Agreement, at pages 6 – 7.
     D. 6. The examination was performed by an examination contracting firm, RSM McGladrey, Inc.
E. Monetary Penalty and Penalty for Failure to Perform
     E.1. The Companies agree that they are responsible, jointly and severally, to pay a monetary penalty in settlement with each Signatory Regulator of the regulatory findings as described in Attachment A. The total amount of the penalty is $20,000,000 (Twenty Million Dollars). This amount is payable within 10 business days of the Effective Date of this Agreement as defined in section C.1 of this Agreement or the sign-on period and any extensions, as described in Sections H.7 and H.9 of this Agreement, whichever is later. The manner of payment is set forth in Attachment B to this Agreement.
     E.2. In the event the Companies are found not to have met fully each of the standards set forth in the Standards for Performance Measurement as set forth in Attachment C, the Companies agree that they are responsible, jointly and severally, to pay a Penalty for Failure to Perform calculated as listed in Attachment E to this Agreement. The maximum total possible Penalty for Failure to Perform is $10,000,000 (Ten Million Dollars). Reference Section G.1.
     E.3. The Monitoring Regulators as defined in Section G.2 will determine the amount, if any, of the Penalty for Failure to Perform as a result of the Examination set forth in section

[1]	On April 14, 2006, UICI announced that it had changed its corporate identity to HealthMarkets, Inc..
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

G.4.of this Agreement. The amount of the Penalty for Failure to Perform must be agreed to by a majority of the Monitoring Regulators. Once agreed upon, the Penalty for Failure to Perform shall be the sole and exclusive remedy for the Signatory Regulators with regard to non-compliance with the Standards for Performance Measurement, as shown by the results of the follow up Examination as set forth in Section G.4.
F. Outreach Program
     F.1.  The Companies will develop an Outreach Program which will be fully implemented within six months after the Effective Date of this Agreement.  The Outreach Program will have at least the features described in Sections F.2 and F.3 of this Agreement.
     F.2. The Companies will send a notice to all existing insureds whose medical policies were issued by the Companies prior to August 1, 2005.  The notice will be substantially similar to the sample attached to this Agreement as Attachment F and will be subject to approval by the Monitoring Regulators. The Companies will also maintain a website that is responsive to coverage questions as set forth below.
     The notice will be mailed no later than six months after the Effective Date and will include the following:
• A toll free number, mailing address, and email address for insureds to access with any questions.  The toll-free number, mail and email will be directed to Company personnel as described in Section F.3 of this agreement who will be able to provide detailed information about the insured’s specific plan of insurance.
• A website address for the Companies. The website content related to this Outreach Program will be acceptable to both parties and will include the following:
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

o	A “frequently asked questions” section that answers relevant coverage questions, and which will be subject to an initial review by the Monitoring Regulators.

o	General coverage descriptions which will provide information about any existing coverages provided by the Companies including, but not limited to, preventive care, outpatient care for illnesses and injuries, inpatient hospital care, and emergency care (including care in Urgent Care centers and emergency rooms, and ambulance coverage).

o	A listing of the mailing address, email address and toll free number to contact the Company personnel described in Section F.3. of this agreement.

o	Information about how to pursue the claims appeal and grievance process and contact information.
     F.3. The Companies will provide a toll-free telephone number that insureds may call to ask any questions about their existing coverage. The number will connect them to appropriate Company personnel who will:
•	Be trained to respond to these calls

•	Be able to walk the insured through his or her coverage using plain language to confirm the insured’s understanding of the coverage.

•	Explain insurance coverages under the insured’s existing plans.

•	Offer to send the insured a complete certificate of insurance.
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

•	Provide information about any existing coverages provided by the Companies including, but not limited to, preventive care, outpatient care for illnesses and injuries, inpatient hospital care, and emergency care (including care in Urgent Care centers and emergency rooms, and ambulance coverage).
G. Standards for Performance Measurement
     G.1. The Companies will continue their implementation of a plan of corrective action following the Effective Date of this Agreement. The purpose of this plan will be to address and resolve the findings in the Examination Report. The standards upon which the Companies’ performance of this plan will be measured will be known as the “Standards for Performance Measurement” and are set forth in Attachment C to this Agreement. All standards in the Standards for Performance Measurement will be met no later than December 31, 2009.
     G.2. The Domestic Regulators, the Lead Regulators and the California Department of Insurance, will work together to monitor the Companies’ compliance with this Agreement. This group of regulators monitoring the Companies’ compliance will be called the “Monitoring Regulators.” The Companies understand that in addition to the standards set forth in the Standards for Performance Measurement, it is the Companies’ obligation to take whatever action is needed for the Companies to comply with the laws in each jurisdiction with which they do business with respect to the issues of concern detailed in the examination.
     G.3 The Companies and Monitoring Regulators agree to meet each other’s reasonable request to discuss the Companies’ progress in implementing the terms of this Agreement. The Companies agree to deliver to the Washington State Commissioner semi-annual written reports in the format set forth in Attachment D to this Agreement. The period of time covered by each
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

report, and the due date for each report is set forth in Attachment D to this Agreement. The reporting period will extend from January 1, 2008 through December 31, 2009.
     G.4. The Monitoring Regulators will:
▪	review the Companies’ reports of their progress in implementing the Standards for Performance Measurement;

▪	provide summary reports of the Companies’ progress to the Participating Regulators;

▪	identify the need for additional measures if the Companies are not in compliance with this Agreement and communicate the same to the Companies in a timely manner; and

▪	implement a follow-up examination of the Companies. This examination will be initiated no later than July 1, 2010. The examination shall be conducted in accordance with the then-current NAIC Market Regulation Handbook as a guideline. The purpose of the examination will be to:
o	Assess the accuracy and validity of the Companies’ reports;

o	Assess the Companies’ compliance with this Agreement, including the Standards for Performance Measurement;

o	Assess the need for any possible Penalty for Failure to Perform; and,

o	Conclude the terms of this Agreement and the multi-state market conduct examination of the Companies.
     G.5. The Monitoring Regulators may personally participate in monitoring under this Agreement, or may designate employees or other representatives such as contracted examiners to participate on their behalf. The designation of participants will be at the discretion of each Monitoring Regulator. This examination will be conducted as a follow-up examination under the
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

direction of the Monitoring Regulators as set forth in Section G.4.
     G.6. The Companies agree that the reasonable costs of monitoring by the Monitoring Regulators and/or the contracted examiner(s) designated by the Monitoring Regulators will be the Companies’ sole responsibility.
     G.7. The monitoring of the Companies’ compliance with this Agreement constitutes an ongoing market analysis action by the State of Washington, as a Lead Regulator, pursuant to Washington Insurance Code Chapter 48.37 RCW. To the extent permitted or required by law, the work papers, recorded information, documents, and copies of work papers, recorded information, and documents produced by, obtained by, or disclosed to the Signatory Regulators pursuant to this Agreement shall be given confidential treatment and shall not be subject to subpoena, civil investigative demand or other process, and may not be made public by the Signatory Regulators or to any other person, and shall not be public records subject to disclosure pursuant to other relevant Washington law. To the extent permitted or required by law, the Signatory Regulators agree to provide written notice to the Companies if the disclosure of this information is requested by a non-regulator and to permit sufficient time between the Companies’ receipt of such notice and any disclosure of the information for the Companies to take measures to protect the confidentiality of the information.
     G.8 Compliance with each of the standards in the Standards for Performance Measurement will be measured on either a pass/fail basis or a tolerance level as established in Attachment C.  Compliance with each standard of each action item articulated in the Standards for Performance Measurement (Attachment C) shall be considered compliance with the
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Standards for Performance Measurement.  As set forth in Section G.1 of this Agreement, the Companies will be in compliance on or before December 31, 2009.
     G.9. Following implementation of the examination referenced in Section G.4. , if the Monitoring Regulators, in consultation with other Participating Regulators, determine that the Companies are not in compliance with each standard in the Standards for Performance Measurement , the Companies agree to pay the applicable portion of the Penalty for Failure to Perform, calculated as set forth in Attachment E of this Agreement. The Companies also agree to undertake such other remedial measures as are agreed to by the Monitoring Regulators and the Companies. The Companies understand that the Monitoring Regulators, in consultation with the Participating Regulators, will determine appropriate action by the regulators.
     G.10. This Agreement does not prevent any Signatory Regulator from taking any appropriate action if the Companies violate any provision of the Regulator’s insurance laws and regulations outside the scope of this Agreement.
     G.11 Signatory Regulators, other than Domestic Regulators, agree not to examine the Companies on matters set forth in the Scope of Examination on pages 27 and 28 of the Examination Report until after the date of completion of the terms of this Agreement, including the re-examination contained in Section G.4.
     G.12 Signatory Regulators, other than Domestic Regulators, agree to terminate pending, suspended or inactive examinations and investigations of the Companies on matters set forth in Scope of Examination on pages 27 and 28 of the Examination Report, including the time frame of the multi-state examination.
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

     G.13 This Agreement is not intended and may not be construed to limit the authority of any Signatory Regulator to investigate and take appropriate action, including bringing an administrative enforcement action with claim for penalties, against the Companies with regard to a consumer or provider complaint.
     G.14. If the Monitoring Regulators, in consultation with the Participating Regulators, determine that the Companies are not in compliance with the Standards for Performance Measurement in a particular jurisdiction of a Signatory Regulator, the Companies agree to work with that Signatory Regulator to address and resolve the issues. In the event that the Signatory Regulator and the Companies cannot resolve such issues, the Signatory Regulator may take other appropriate action within the context of the jurisdiction’s laws. In connection with any action taken under this paragraph, a Signatory Regulator shall not impose a monetary penalty in excess of the amount that would have been payable to that Signatory Regulator individually under Section G.10.
     G. 15. In the event that the Monitoring Regulators find, after consultation with the Companies, that the Companies have intentionally breached the terms of the Agreement, then any penalty or fine imposed by the Signatory Regulators as a result of such finding shall not be limited by the penalty provisions of this Agreement.
H. Other Provisions
     H.1. By entering into this Agreement, the Signatory Regulators and Companies intend to resolve all the findings in the Report, including any alleged violations of laws and regulations. The Companies neither admit nor deny (1) the regulatory findings in the Report and (2) that their conduct during the examination period violated any law or regulation, and desire to enter into
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

this Agreement in order to promote regulatory efficiency. By the execution, delivery of this Agreement and/or any Applicable Consent Order as defined in Section H.7 (and except as necessary to enforce the terms hereof), and payment of the Monetary Penalty set forth in Section E.1. each Signatory Regulator does hereby release and forever discharge the Companies and all officers, directors, agents and representatives of and from all civil or administrative causes, actions, claims, damages, fines, sanctions, losses, demands, or other liability that the Signatory Regulators could pursue or seek for matters set forth in the Scope of Examination set forth on pages 27 and 28 of the Examination Report, and the findings contained in the Examination Report.
     H.2. The Signatory Regulators shall have the sole and exclusive right to enforce this Agreement. If the Signatory Regulators fail at any time to require strict performance by the Companies of any of the terms, provisions or conditions of this Agreement, this will in no way affect the Signatory Regulators’ rights to enforce those terms, provisions or conditions. If the Signatory Regulators at any time waive any breach of any terms, provisions or conditions of this Agreement, this will not be construed or deemed a waiver of any succeeding breach of any term, provision or condition.
     H.3. When an issue regarding interpretation of this Agreement applies to more than one jurisdiction, the Signatory Regulators and the Companies agree that Washington law shall govern. When an issue regarding this Agreement is specific to one jurisdiction, the Signatory Regulators and the Companies agree that the particular substantive law of that jurisdiction will be used to interpret, apply and enforce any provision of this Agreement in that jurisdiction. In such case(s), the appropriate forum is in the courts or before the regulatory agency of that
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

particular jurisdiction. Nothing in this Agreement enlarges, diminishes, supersedes or preempts the insurance laws and regulations of any Signatory Regulator’s jurisdiction.
     H.4. If the Companies default under any obligation under this Agreement, they shall use commercially reasonable efforts to cure the default as soon as reasonably practicable. If the default is not remedied within 90 business days following personal delivery or delivery by facsimile of a written notice pursuant to Section H.18 specifying the default (during which period the Signatory Regulators and the Companies will make reasonable efforts to resolve any disputes regarding the default), the Signatory Regulator(s) may seek administrative and/or judicial enforcement of this Agreement, provided that if the Signatory Regulator’s laws provide for an administrative hearing, the Companies may waive their right to a hearing to the extent permitted by law. The Signatory Regulators reserve the right to pursue any other remedy or remedies for violations of this Agreement. Nothing in this Agreement will be construed to waive or limit the rights of the Signatory Regulators to seek such other additional remedies. In addition to the other penalties applicable pursuant to this agreement, the Signatory Regulators retain the right to impose any other regulatory penalty otherwise available by law, including fines, for the Company’s intentional breach of the terms of this Agreement.
     H.5. Nothing in this Agreement confers any rights upon any persons or entities other than the Signatory Regulators and the Companies. Further, the parties do not intend for this Agreement to have collateral estoppel or res judicata effect in any legal proceeding against the Companies.
     H.6. The Companies may not seek or accept, directly or indirectly, indemnification under any insurance policy for any amounts payable under this Agreement.
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

     H.7. To become a party to this Agreement, an Insurance Director, Commissioner, Superintendent or his or her designee must execute and deliver a signed signature page to the Insurance Commissioner of the State Of Washington within 60 days from the date following the receipt of this Agreement from the State of Washington. If a Signatory Regulator finds that applicable state law, regulation or procedure requires the preparation and execution of a consent order in order to carry out the terms of this Agreement, such a consent order (the “Applicable Consent Order”) will be prepared by the Participating Regulator within 60 days following the Effective Date. The Lead Regulators and the Companies may waive or extend the 60-day period for Participating Regulators to execute this Agreement. For purposes of this Agreement, an “Applicable Consent Order” shall be satisfactory to the Companies if it: (i) incorporates by reference and attaches via exhibit a copy of this Agreement, (ii) expressly adopts and agrees to the provisions of this Agreement, and (iii) includes only those other terms that may be legally required in the jurisdiction of the applicable Participating Regulator. In order to be legally required, the term must be specified by statute, regulation, bulletin or other interpretive document, or case law and the statute, regulation, bulletin or other interpretive document, or case law must further require the inclusion of the term in an agreement between the Participating Regulator and its regulated entities. However, nothing in this Agreement will be construed to require any jurisdiction to execute and deliver an Applicable Consent Order if that jurisdiction elects instead to sign this Agreement.
     H.8. By its signature, each Signatory Regulator gives his or her express assurance that:
▪	This Agreement is enforceable by its terms under the applicable laws, regulations and judicial rulings in its respective jurisdiction;
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

▪	The Signatory Regulator, on behalf of his or her respective jurisdiction, has the authority to enter into this Agreement and bind that party now and in the future; and

▪	The Signatory Regulator has reviewed and agrees with the terms and conditions as set forth in this Agreement.
     H.9. The Monitoring Regulators and the Companies may mutually agree, in writing, to any reasonable extensions of time that might become necessary to carry out the provisions of this Agreement.
     H.10. This Agreement (including Attachments) and/or any Applicable Consent Order issued by a Signatory Regulator set forth the entire agreement among the parties with respect to its subject matter and supersedes all prior agreements, arrangements or understandings (whether in written or oral form) between the Companies and the Signatory Regulators.
     H.11. This Agreement (or its Attachments) may be amended upon request of any Participating Regulator or the Companies, provided that such amendment does not materially alter this Agreement. Such amendment requires a majority vote of the Monitoring Regulators and agreement by the Companies but does not require the consent of any Participating Regulator. This includes, but is not limited to, technical or typographical corrections. All such amendments to this Agreement shall be in writing.
     H.12. Nothing in this Agreement or any of its terms and conditions may be interpreted to alter in any way the contractual terms of any insurance policy or health benefit plan issued or acquired either by the Companies or by the parties to such contract.
     H.13. Except in a proceeding to enforce the terms of this Agreement, neither the Companies nor the Signatory Regulators may offer this Agreement or any related negotiations,
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

statements or court proceedings as evidence of an admission or concession of any liability or wrongdoing whatsoever on the part of any person or entity, including but not limited to the Companies or any affiliates thereof, or as a waiver by the Companies or any of its affiliates of any applicable defense, including without limitation any applicable statute of limitations or statute of frauds.
     H.14. In addition to payments required under this Agreement, the Companies agree to pay the reasonable expenses incurred by the Monitoring Regulators and the Participating Regulators for their travel and incidental expenses associated with the negotiation and implementation of the provisions of this Agreement. Such expenses will be payable within 30 days of the presentation of invoices. Moreover, reasonable expenses of the regulators or their designees incurred in monitoring the Companies’ compliance with this Agreement, including the expenses of conducting or attending any meetings, presentations, or discussions with the Companies or other regulators, shall be the responsibility of the Companies.
     H.15. Except as provided in H.1, nothing in this Agreement limits the authority of the Signatory Regulators to conduct any regulatory functions, including dealing with specific instances of consumer complaints, licensing changes, or rate and form filings.
     H.16. This Agreement may be signed in multiple counterparts. Each will constitute a duplicate original, but taken together, they will constitute one and the same instrument.
     H.17. If any portion of this Agreement is held invalid by a court of competent jurisdiction, the invalid portion will be deemed to be severed only within that court’s jurisdiction. All remaining provisions of this Agreement will be given full force and effect and will not in any way be affected.
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

     H.18. All notices permitted or required to be delivered under this Agreement must be in writing and will be deemed delivered:
▪	At the time they are delivered by hand;

▪	One business day after transmission by facsimile or other electronic system (evidenced by machine generated receipt);

▪	Five business days after being placed in the hands of a commercial courier service for express delivery; or

▪	10 business days after placement in the mail. All notices must be mailed as follows:
o	Registered or certified mail with return receipt requested.

o	Postage prepaid.

o	Addressed to the following addresses or a party’s most current principal address of which the party sending the notice has been notified:
If to the Companies:

Mike Colliflower
Executive Vice President and General Counsel
9151 Boulevard 26
North Richland Hills, TX 76180
817-255-5498
mike.colliflower@healthmarkets.com
If to the Lead or Monitoring Regulators:

Leslie Krier
Market Conduct Oversight Manager
Office of Insurance Commissioner
Insurance 5000 Building
PO Box 40259
Olympia, WA 98504-0259
360-725-7216
lesliek@oic.wa.gov
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

     H.19. The Companies will be excused from performance for any period and to the extent that the Companies are prevented from performing any services, in whole or in part, as a result of delays caused by an act of God, civil disturbance, court order, or other cause beyond the Companies’ reasonable control, including failures or fluctuations in electrical power, light, or telecommunications equipment. Such non-performance will not be considered for determining the Companies’ compliance with this Agreement. However, the Companies agree to establish and maintain commercially reasonable recovery steps, including technical disaster recovery facilities, uninterruptible power supplies for computer equipment, and communications. The Companies agree to use commercially reasonable efforts to ensure that its business will be operational within 72 hours of a performance failure due to one of the causes listed above.
     H.20. The Signatory Regulators and the Companies agree to make a reasonable effort to provide each other a copy of press releases pertaining to this Agreement at least 24 hours prior to release. This information is to be sent to the contacts listed in Section H.18.
THE MEGA LIFE AND HEALTH INSURANCE COMPANY

BY:		DATE

SIGNATURE

ITS:

PRINTED TITLE

I,		, hereby affirm that I am the		of

	PRINTED NAME		PRINTED TITLE
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

     The Mega Life and Health Insurance Company and have the authority to execute this Agreement on behalf of that company.
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE

BY:		DATE

SIGNATURE

ITS:

PRINTED TITLE

I,		, hereby affirm that I am the		of

	PRINTED NAME		PRINTED TITLE
Mid-West National Life Insurance Company of Tennessee and have the authority to execute this Agreement on behalf of that company.
THE CHESAPEAKE LIFE INSURANCE COMPANY

BY:		DATE

SIGNATURE

ITS:

PRINTED TITLE

I,		, hereby affirm that I am the		of

	PRINTED NAME		PRINTED TITLE
The Chesapeake Life Insurance Company and have the authority to execute this Agreement on behalf of that company.
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

WASHINGTON STATE OFFICE OF THE INSURANCE COMMISSIONER

BY:		DATE

Mike Kreidler, Insurance Commissioner of Washington State

ALASKA DIVISION OF INSURANCE

BY:		DATE

Linda S. Hall,
Director, Alaska Division of Insurance
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

PARTICIPATING REGULATOR ADOPTION OF
THE MEGA LIFE AND HEALTH INSURANCE COMPANY,
MIDWEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND
THE CHESAPEAKE LIFE INSURANCE COMPANY
REGULATORY SETTLEMENT AGREEMENT
On behalf of [Insert Jurisdiction and Insurance Regulatory Agency], I, [Insert name of insurance regulatory official executing the Agreement], hereby adopt, agree, and approve this Agreement.

[NAME OF INSURANCE REGULATORY AGENCY]

BY:		DATE

SIGNATURE

PRINTED NAME OF REGULATORY OFFICIAL

PRINTED TITLE
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

ATTACHMENT A
Report
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

ATTACHMENT B
MONETARY PENALTY AND ALLOCATION TO SIGNATORY STATES
A. Definitions – For purposes of this Attachment, the following definitions shall apply.
     A. 1. “Monetary Penalty” means the sum referenced in Section E. 1. of this Agreement.
     A.2. “Pro Rata State Allocation of Monetary Penalty” means the sum resulting from the calculation set forth in section B.5. below.
B. Pro Rata State Allocation of Monetary Penalty
     The portion of the Monetary Penalty due to a Signatory Regulator agreeing to participate in this Agreement will be calculated as follows:
     B. 1. Source Data: Direct Premium data will be derived from the Accident and Health column of the Schedule T page of the 2005 annual statements filed with the NAIC for each of the Companies (i.e., Mega , Chesapeake, and Mid-West)
     B.2. Accident and Health Premiums for each state: The accident and health premiums from B.1. for each of the three companies will be added together to arrive at total accident and health premiums for each state. This will be done for each state that is a Signatory Regulator.
     B. 3. Grand total for all signatory states: Each state total of accident and health premiums in B.2. will be added together to arrive at a Grand total for all states. The Grand total for all states will be used as base premiums upon which all the Signatory Regulators will base their pro rata per cent.
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

     B.4. Pro rata per cent for each signatory state: Each signatory state total of accident and health premiums will be divided by the Grand total from Paragraph B.3. above to arrive at a pro rata percent for each state.
     B.5. Pro Rata Allocation of Monetary Penalty due each state: To arrive at the Pro Rata Allocation of Monetary Penalty due each Signatory Regulator state, the pro rata percent derived in Paragraph B.4. above will be multiplied by the Grand Total for all states derived in B.3 above.
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

ATTACHMENT C
STANDARDS FOR PERFORMANCE MEASUREMENT
     The first column, “Required Action #”, is used for ease of reference to the particular Required Action Items in the Multi-State Market Conduct Examination of The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee, and The Chesapeake Life Insurance Company.
     The second column, entitled “Performance Standard”, sets forth the Performance Standards developed by the Companies and agreed to by the Monitoring Regulators.
     The third column entitled “Tolerance” sets forth Tolerances described in the Regulatory Settlement Agreement.
     Compliance with the standards contained herein constitutes full compliance with the requirements imposed by the Agreement, as set forth in Section E.2.
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Performance Standard	Tolerance
1. HEALTH INSURANCE AGENT TRAINING

Standard 1.A.1

The Companies must modify their agency program to expand and improve agent training, particularly for new agents, by expanding theirs training program to include industry knowledge, ethics, product presentation, proper disclosures, consistent delivery across agencies, and a robust structure, among
	• The Companies have a written curriculum for new agents, which is standardized so that each agent receives the training as defined in 1.A.2.	Pass/Fail
other enhancements;	Standard 1.A.2

Standard curriculum for new agent training includes:
To ensure agents and consumers thoroughly understand the products they are selling/buying and appropriate disclosures are made at the point of sale and in follow-up contacts, the Company must:	• • • • • • • •	Information specific to applicable states or U.S. territories;
Overview of the health insurance industry;
Basics of health insurance policies;
Sales presentation standards;
Fundamentals of health insurance policy
provisions, including statements of coverage,
deductibles, co-pays, co-insurance, exclusions,
and cancellation;
Business Ethics;
Legal requirements regarding disclosures,
application completion, and signatures; and
Legal and ethical requirements for truth and fair
dealing in sales of health insurance.
1.A: Strengthen the training program for new agents by including health insurance industry information.

Pass/Fail

IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Performance Standard	Tolerance
Standard 1.A.3.

	The Companies do not appoint recruits as agents until they have passed the Companies’ Training, Testing, Audit, Complaints, and Compliance (“TTACC”) testing and met state licensing requirements. TTACC, as used in these Standards for Performance Measurement, means the program as described in the Report and in the Companies’ Response to the Report, as well as subsequent modifications made to meet the provisions of this Agreement.	Pass/Fail

1.B: Provide agent training more frequently based upon average agent retention statistics, such as every three to six months rather than annually	Standard 1.B.1 The Companies offer product training three times per calendar year at each division office.	Pass/Fail
	Standard 1.B.2 For the remainder of the calendar year in which an agent initially passes TTACC testing, each agent is required to attend up to three additional training sessions to be chosen from those offered by his or her Division Office.	10%
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Performance Standard	Tolerance
	Standard 1.B.3 For every full calendar year after the year in which an agent initially passes TTACC testing, the Companies require all agents to attend at least three training sessions including at least one product training and one compliance/ethics training annually.	10%

1.C: Develop a standard but progressive curriculum for agents based upon experience level with the Company.	Standard 1.C.1

	The Companies provide access to an on-line manual for each state and product set which agents are able to review at any time. The Companies provide timely communications regarding changes in underwriting processes, product clarifications, compliance updates, changes in forms and process to the division offices.	Pass/Fail

	Standard 1.C.2 The Companies require all agents to pass annual testing (based on the agent’s TTACC anniversary date) in order to retain their appointments. This testing is updated to reflect new information implemented since their most recent TTACC testing.	10%

1.D: Strengthen the training program for existing agents, particularly product information, ethics and point of sale presentations.	Standard 1.D.1

The agent training curriculum includes:
	•	Business Ethics and Legal Requirements;
		o	Legal requirements regarding disclosures, application completion, and signatures;	Pass/Fail
		o	Legal and ethical requirements for truth and fair dealing in sales of health insurance;
	•	Point of Sale (“POS”) Training including the following topics:
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Performance Standard			Tolerance
		o	Complete and accurate information about the Companies’ product portfolio and variety of riders;
		o	Current presentation aids (brochures, visual aids, scripts, etc.) for use in educating Customers about and selling the Companies’ products;
		o	Appropriate techniques for POS presentations to special populations (including the elderly, disabled, and non- or limited-English speaking persons);
		o	Tools available to educate Customers about their products and resources available for assisting Customers with questions or problems which the agents are unable to resolve, including the local state insurance department; and
		o	How to contact the Companies’ Agent Outreach department, a subset of the Companies’ Customer Service representatives dedicated to agent support.
	•	New products and the related POS materials
		o	Information on how a claim would be processed for each product, including
▪ Limitations of products; and
▪ Stop-loss for Customers, where applicable.
	•	Complaint-handling procedures and support

Standard 1.D.2

	The training program is reviewed at least annually and updated as needed. Updates are made more frequently if applicable laws or the Companies’ procedures require.			Pass/Fail
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Performance Standard	Tolerance
	Standard 1.D.3

	Agents are required to pass testing on each product before the agents may sell that product.	10%

	Standard 1.D.4

	Inappropriately submitted applications are rejected and not underwritten.	10%

	Standard 1.D.5

	Trainees are asked to provide written or on-line evaluations of the training programs and the trainer(s).	Pass/Fail

	Standard 1.D.6

	The Companies have a Code of Ethics and Professional Responsibility for agents.	Pass/Fail

	Standard 1.D.7

	As part of the agent appointment process, and thereafter each calendar year, the Companies require that all agents acknowledge in writing or electronically that they have read and agreed to abide by the Code of Ethics and Professional Responsibility for agents.	10%
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Performance Standard	Tolerance
1.E: Develop centralized standards and controls to manage agents and train agency management in appropriate controls and monitoring of agent and agency activities. Develop tools and metrics for measuring the effectiveness of training (e.g. reduction of complaints, reductions un cancellations, etc.)
Standard 1.E.1

	Annually, the Companies’ Compliance, Sales, Training, and Operations departments evaluate the Companies’ agent training program for course content (including new legislative or regulatory mandates), delivery and testing medium, and other feedback or information available to the Companies (including from trainee evaluations, complaints, field management, or Customer surveys); and thereafter, recommends improvements to the program.	Pass/Fail

Standard 1.E.2

	A team of Senior management, including the Companies’ Sales; Training; and Operations departments and the Chief Compliance Officer (“CCO”) meet quarterly to discuss agent testing results and other feedback available to the Companies (including complaints or Customer survey information). This team recommends changes as a result of the feedback.	Pass/Fail

Standard 1.E.3

	Appropriate departments within the Companies assess the recommendations from Senior management, provide feedback to Senior management, and implement the recommendations, as appropriate.	Pass/Fail

Standard 1.E.4

	The Companies require that Field Leaders pass TTACC testing at a 90% level, holding them to a higher standard than the rest of the field force.	Pass/Fail
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Performance Standard	Tolerance
	Standard 1.E.5

	The Companies require that trainers, including Field Leaders involved in training, are instructed on how to train by August 1, 2009. The Companies provide constructive written feedback to the trainers. Thereafter, Companies require that new Field Leaders who are involved in training are instructed on how to train within 60 days of their promotion to Field Leader.	10%

	Standard 1.E.6

	The Companies have a plan and a schedule to provide annual refresher instruction on training techniques.	Pass/Fail

	Standard 1.E.7

	Each calendar year, the Companies require that trainers, including Field Leaders involved in training, receive refresher instruction on training techniques.	10%

1.F: Develop additional methods to help consumers have a better understanding of the Companies’ products during the sales process.	Standard 1.F.1

	The Companies review Customer complaints and Benefit Confirmation Program (“BCP”) data at least quarterly to determine whether Customers understand the provisions of their policies, and to recommend necessary changes to agent training and point of sale materials.	Pass/Fail
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Performance Standard	Tolerance
Standard 1.F.2

For currently marketed products, the Companies implement revisions to agent training, Customer care representative training, and point of sale materials within 90 days of the recommendations discussed in Standard 1.F.1. Customer care representatives are the Companies’ home office staff who communicate with or otherwise respond to communications received from Customers.

	In those instances where the revisions require regulatory or other external approval, system modifications or involve other dependencies:	Pass/Fail
• The Companies have submitted a draft implementation program to the Monitoring Regulators regarding a reasonable timetable to implement these revisions.

• The Companies have used all reasonable efforts to achieve agreement with the Monitoring Regulators on an implementation schedule.
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Performance Standard	Tolerance
Standard 1.F.3

For non-currently marketed products, the Companies revise Customer care representative training within 90 days of the recommendations discussed in Standard 1.F.1.

	In those instances where the revisions require regulatory or other external approval, systems modifications or involve other dependencies:	Pass/Fail

• The Companies have submitted a draft implementation program to the Monitoring Regulators regarding a reasonable timetable to implement these revisions.
• The Companies have used all reasonable efforts to achieve agreement with the Monitoring Regulators on an implementation schedule.

1.G: Train BCP Staff to be assertive in reviewing coverage with clients to ensure more calls are successfully completed.	Standard 1.G.1 The Companies utilize a standard, written BCP training program with content that is consistent with agent training on currently marketed products and new products.	Pass/Fail

	Standard 1.G.2 By August 1, 2008, the Companies train BCP representatives regarding use of listening and questioning techniques in order to assess the Customer’s level of understanding regarding currently marketed products and their features, and have incorporated listening and questioning techniques into new hire and annual refresher training.	10%
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Performance Standard	Tolerance
2. AGENT OVERSIGHT

To provide adequate monitoring of agents and agent activities, the Company must: 2.A: Implement quality assurance procedures over agent activities including monitoring procedures and periodic audits.	Standard 2.A.1 The Companies have trained field leadership on the use and functionality of the Agency Management System (AMS) by August 1, 2009. • Thereafter, Companies require supplemental training based on upgrades to AMS within 60 days of the upgrade installation. • The Companies require promoted Field Leaders to complete training within 60 days of promotion.	10%

	Standard 2.A.2 The Companies utilize AMS, including:	Pass/Fail
• Use of the system to monitor agent performance based on the severity and volume of each agent’s complaints; and
• Use of the system by Field Leaders to monitor, mentor, and provide additional coaching to the agents.

Standard 2.A.3

	The Companies utilize AMS data to review and act on inappropriate sales practices via the Sales Practices Review Team (“SPRT”) or a successor committee which meets at least 10 times per year.	Pass/Fail

	Standard 2.A.4 Proven serious agent misconduct is dealt with expeditiously when known to the Companies.	Pass/Fail
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Performance Standard	Tolerance
2.B: Enhance the effectiveness of agent training by requiring monitored testing and monitoring the delivery of the training presentations by field managers.	Standard 2.B.1 The Companies test their agents in a monitored and proctored environment in field offices under the supervision of the Division Leader or designee to ensure that no notes, brochures or other reference materials are available to the agent. The test is conducted on-line and is initiated by the monitoring Division Leader or designee.	10%

	Standard 2.B.2 The testing program is designed to demonstrate the agents’ ability to: • Answer Customers’ most frequently asked questions;
	• Explain what is covered by the policy;
	• Explain what is excluded from the policy;
	• Outline the types of expenses the Customer can expect to pay out of pocket (deductible, co-insurance, co-pays, etc.);
	• Describe the Customer population(s) for whom this product is appropriate;	Pass/Fail
	• Describe the Customer population(s) for whom this product is NOT appropriate;
	• Describe the relationship between the Companies and the association and whether association membership is required for purchase or maintenance of coverage under the product; and
	• Know the Companies’ requirements for a point-of-sale presentation of this product (for example, leaving a detailed product brochure with the Customer, use of the association disclosure form).
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Performance Standard	Tolerance
	Standard 2.B.3 The Companies conduct annual in-person reviews of the Field Leaders’ presentations of health insurance agent training as part of the TTACC audit program.	10%

2.C: Implement a plan to monitor agents’ actions using tools such as comprehensive field audits, phone interviews with recent customers, secret shoppers and trending of agent and agency related information such as complaint statistics, cancellations, product upgrades and the like.
	Standard 2.C.1 As part of the BCP program, the Companies attempt to contact all new medical product Customers within 90 days of the sale regarding their coverage and their POS experience.	Pass/Fail

	Standard 2.C.2 When issues relating to agent conduct are identified through the BCP calls, those agent issues are investigated by the Companies.	10%

	Standard 2.C.3 The Companies use AMS to monitor agent actions in the specific areas of	Pass/Fail
	• Business submitted;
	• Complaints activity; and
	• Taken rate (percentage of declines, incompletes, and cancellations of total business submitted).

Standard 2.C.4

	Procedures are in place for appropriate response to problems identified through the agent monitoring program, including retraining, discipline, or termination of the agent or field leadership, as appropriate.	Pass/Fail
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Performance Standard	Tolerance
	Standard 2.C.5 As problems are identified through the agent monitoring program, they are resolved, as appropriate, including retraining, discipline, or termination of the agent or field leadership.	10%

Standard 2.C.6

	The Companies review logged complaints quarterly to determine trends such as misunderstandings about product features, processing concerns, benefit dissatisfaction, and failure of agents to provide sufficient information to Customers.	Pass/Fail

	Standard 2.C.7 If negative indications or trends are identified as the result of the quarterly review of logged complaints or trends, the Companies take action to resolve the indicated problem(s).	Pass/Fail

	Standard 2.C.8 The Companies review quarterly the results of Customer surveys and recommend and implement changes to training, products, or processes as appropriate.	Pass/Fail

2.D: Provide additional point of sale materials such as scripts and checklists for agents’ use and ensure that all materials include appropriate disclosures.	Standard 2.D.1 The Companies’ Compliance, Product Development and Sales departments have developed POS materials and disclosures to support products currently offered to Customers.	Pass/Fail
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Performance Standard	Tolerance
	Standard 2.D.2 POS materials are reviewed at least annually to assess whether the materials continue to be appropriate and whether they include appropriate disclosures.	Pass/Fail

	Standard 2.D.3 The Companies document any revisions made to POS materials, as well as whether POS materials have been discontinued.	Pass/Fail

2.E: Investigate all agents with unusual trend statistics and all complaints regarding claims alleging that agents misrepresented the product at the point of sale. Any agent found to be misrepresenting the products at the point of sale should be retrained, disciplined or dismissed as appropriate for the circumstances.
	Standard 2.E.1 The Companies utilize AMS data to review and act on inappropriate sales practices via SPRT or a successor committee which meets at least 10 times per year.	Pass/Fail

	Standard 2.E.2 Proven serious agent misconduct is dealt with expeditiously when known to the Companies.	Pass/Fail

	Standard 2.E.3 All complaints clearly alleging agent misrepresentation of the product at the point of sale are investigated.	Pass/Fail

Standard 2.E.4

	Those agents investigated per Standard 2.E.2 and 2.E.3, and found to be misrepresenting products at the point of sale are retrained or disciplined as appropriate up to, and including, dismissal.	Pass/Fail
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Performance Standard	Tolerance
2.F: Hold field management, such as regional managers and above, accountable for the actions of each agent under their supervision. Field management performance assessment and overall compensation should contain a component that is tied to such performance measures as the number of complaints received about sales practices in the manager’s territory, the number of cancellations and persistency of business written by the manager and his agents, and other actions that may be indicators of the overall performance of that manager’s territory. Incentives should also be developed which reward regional managers who demonstrate effective accountability and management of their agents with respect to compliance requirements and performance.
Standard 2.F.1 The Companies annually evaluate Field Leaders based upon TTACC audit results and the performance of agents within their respective territories. Performance measurements include:

   •  Complaint activity;
   •  Taken rates; and,
   •  Risk associated with agent debt.

	These measurement standards identify Field Leaders requiring additional oversight, as well as those demonstrating effective accountability and performance.	Pass/Fail
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Standard	Tolerance
3. CLAIMS HANDLING

	Standard 3.A.1
3.A: The Company must identify and re-adjudicate any claims for which diagnosis and CPT codes were altered because of the risk that the claim may not have been paid correctly as a result of the code change. The Company must cease to alter diagnosis and CPT codes submitted by providers on claims.	The Companies have identified claims in the claims sample selected as part of the Multi-State exam for which diagnosis and CPT codes were refined by the Companies which could have resulted in improper claims adjudication outcomes. These claims were assessed to determine whether any improper claims adjudications outcomes resulted from the refinement of diagnosis and CPT codes, and were re-adjudicated based on this assessment, as appropriate.	10%

	Standard 3.A.2 The Companies do not allow diagnosis or CPT codes submitted by providers on claims to be altered by Company personnel.	Pass/Fail
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Standard	Tolerance
3.B: The Company must make changes to the claims adjudication system that will allow them to enter an entire claim into their system as a single claim.	Standard 3.B.1

	For business not yet set up on or migrated to a new claims adjudication system as described in Standard 3.B.2, the Companies’ claims adjudication system allows an entire claim to be tracked and counted as a single claim unit for each bill submitted and processed in the system, and the Companies require that each claim is handled under a single claim identifier (“film number”).	Pass/Fail

Standard 3.B.2

	As of 12/31/2009, the Companies enter claims for any products set up on a new claims adjudication system as a unique single claim unit for each bill submitted and process in the system under a single claim number.	Pass/Fail

3.C: All claims must be adjudicated in a timely manner as required by statute or rule in the appropriate jurisdiction based on claim submission location. All delayed claims letters must include a reason for the delay. The Company’s practice of pending claims while waiting for information on other claims must cease.
Standard 3.C.1

	All claims are adjudicated in a timely manner as required by statute or rule in the appropriate jurisdiction (including the tolerances provided in those statutes or rules) based upon claim submission location. Where no tolerance standards are promulgated in a particular jurisdiction, the NAIC Market Regulation Handbook tolerance standard of 7% applies.	Pass/Fail
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Standard	Tolerance
	Standard 3.C.2 All delayed claim letters include the reason(s) for the delay and information needed to complete processing.	7%

	Standard 3.C.3 The Companies do not allow personnel to pend claims while waiting for information on other unrelated claims. Each claim submission is handled separately.	7%

3.D: All Explanation of Benefit forms must include the deductible information pertinent to the claim.	Standard 3.D.1 All EOB forms include the deductible information pertinent to the claim.	7%

3.E: The Company must perform independent routine and ongoing audits of claims to determine adherence with the Claims Procedures Manual and applicable laws and regulations. The results of such audits must be analyzed by compliance personnel to identify trends and root causes of claim mishandling, areas for training emphasis, and problem claim adjusters. Audits must result in action by the Company to correct those areas found to be problematic or deficient.	Standard 3.E.1 The Companies perform routine and ongoing audits of claims to determine adherence with the Claims Procedures Manual and applicable laws and regulations. These audits are conducted by claims department personnel independent of the claims adjudication unit. • The auditing program is such that each claims handler has at least one of his or her claims audited monthly.	10%
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Standard	Tolerance
	Standard 3.E.2 The Companies’ claims department audits are consistent across Companies and the auditing program is evaluated and updated on an ongoing basis and at least annually.	Pass/Fail

Standard 3.E.3

The results of the audits are analyzed quarterly by appropriate supervisory or senior personnel to identify trends and root causes of claim mishandling, areas for training emphasis, and problem claims adjusters.

The Companies can demonstrate that procedures are in place and followed for appropriate response to problems identified through the claims handling audit program, including retraining, discipline, or dismissal of claims handlers, as appropriate.

	The Companies can demonstrate follow-through on any identified need for change from identification to action and resolution. Such follow-through includes assessment of each change.	Pass/Fail

Standard 3.E.4

	The claims department’s auditing program includes random selection and auditing of paid, pending and denied claims. The number of claims sampled is consistent with the requirements of the NAIC Market Regulation Handbook.	Pass/Fail
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Standard	Tolerance
4. CLAIMS PROCEDURES MANUAL

The Company will develop and maintain a Claims Procedures Manual.	Standard 4.1
	The Companies maintain a current Claims Procedures Manual.	Pass/Fail

Standard 4.2
The Companies are able to demonstrate that the Claims Procedures Manual is evaluated and updated as appropriate, and at a minimum annually.
Pass/Fail

5. IDENTIFICATION OF COMPANY

5.A: All claims should be adjudicated under the Company in which the claim is being made.	Standard 5.A.1
	All claims are adjudicated under the Company in which the claim is being made.	7%
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Standard	Tolerance
5.B: Anytime a claim is denied, appropriate notification must be sent.	Standard 5.B.1 Each Customer is notified any time a claim is denied. This includes situations where a Customer has coverage under more than one of the Companies, and a Company believes that the Customer’s claim may more appropriately or successfully be made to another of the Companies. In that situation, the Companies ensure that this information is clearly explained to the Customer and correctly documented by the Company (or Companies) to which the claim is being made.	7%

5.C: All claims must be documented correctly by being filed with the Company in which the claim is being made.	Standard 5.C.1 The Companies do not allow Company personnel to process a claim under a different company or policy than that under which the claim has been made without direct, clear explanation to the Customer and compliance with the above requirements.	7%
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Standard	Tolerance
	Standard 5.C.2 Documentation in each Company’s file is such that a reviewer can determine from the documentation:
	• The actions taken by the Company with regard to a claim;
	• The status of the claim related to that Company; and
	• If a Company has denied and closed a claim because coverage exists under the Customer’s policy with another of the Companies, a reviewer can tell from the first company’s documentation which Company’s records to search to find subsequent developments on the claim.	7%

6. TRANSPARENT RELATIONSHIPS WITH ASSOCIATIONS

The Company must provide sufficient transparency information based on the complexity of the Company’s relationship with the associations and its own affiliates. This includes:	Standard 6.A.1 The Companies require that insurance payments and association payments are received as two separate payments.

6.A: The Company must change its procedures so that the insurance payments and the association payments are received as two separate payments. The Company must identify states in which the definition of premium includes all amounts collected by the insurer, and must advise those states of the possibility that the Company may need to amend premium tax filings. The Company must work with the affected regulatory jurisdictions to correct prior year filing errors.		10%
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Standard	Tolerance
Standard 6.A.2

	The Companies are able to demonstrate that they have identified each state in which the definition of premium includes all amounts collected by the insurer and advised those states whether the Companies need to amend their premium tax filings. The Companies can demonstrate follow-through with each applicable state.	Pass/Fail

6.B: The Company must disclose, with emphasis and clarity, to consumers and policyholders the relationship between the Company and any associations it uses for marketing products.	Standard 6.B.1 The Companies disclose to Customers the relationship between each Company and each association the Company utilizes for marketing products.	10%

6.C: The Company needs to clearly disclose to regulators how the Policy Fees and the association New Member Admin Fees are allocated between the insurance company and the associations. This will assist the Company in providing to the regulators an accurate accounting for premium tax purposes and for the proper accounting for premium refunds to insureds.	Standard 6.C.1 The Companies record as revenue the policy fees collected on which they correspondingly pay premium tax. The Companies do not record as revenue fees payable to the association.	10%

	Standard 6.C.2 The Companies properly calculate and account for premium refunds to Customers according to applicable Company policies, laws, rules, and regulations.	10%
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Standard	Tolerance
6.D: The Company needs to remain vigilant that its relationships with all entities are cost effective and do not adversely impact the cost of insurance to consumers/policyholders.	Standard 6.D.1

	The Companies evaluate the associations through which they sell products on an annual basis to assess whether the reputation of the association , the fees charged and the services offered make it an appropriate avenue for selling the Companies’ products.	Pass/Fail

7. COMPLAINTS AND GRIEVANCES

For complaints and grievances to be handled appropriately, the Company must take the following actions:	Standard 7.A.1 All complaints, written and verbal, are recorded and logged in compliance with applicable state laws and the Companies’ procedures.	10%

7.A: All complaints must be recorded and logged correctly in compliance with states’ laws and the Company’s stated procedure.

7.B: The Company must ensure that all issues raised in a complaint/grievance are acknowledged and investigated, finalized/disposed of in accordance with rules and regulations, applicable statutes and contract language.	Standard 7.B.1 All issues raised in a complaint or grievance, written or verbal, are acknowledged, investigated and finalized / disposed of according to applicable contract language, statutes, rules and regulations.	10%

7.C: The Company must comply with the timeliness of response and timeliness of resolution of each complaint/grievance as required by applicable statutes, rules and regulations.	Standard 7.C.1 All complaints and grievances, written or verbal, are handled in compliance with applicable statutes, rules, and regulations for timely responses and resolutions.	10%
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Standard	Tolerance
7.D: The Company must identify those jurisdictions that have statutes or regulations defining a grievance.	Standard 7.D.1 The Companies have identified those jurisdictions that have statutes or regulations defining a “grievance” and maintain state-specific procedures for staff when handling grievances.	Pass/Fail
1. The Company must train appropriate personnel to identify grievances upon receipt.
2. The Company must develop procedures for staff to follow when handling grievances. These procedures must be state specific.
	Standard 7.D.2 The Companies can demonstrate that all appropriate staff is trained to identify grievances upon receipt.	10%

Standard 7.D.3

	The Companies have written procedures in place for all appropriate staff to follow when handling grievances. These procedures are consistent with state-specific statutes, rules, and regulations governing grievances.	Pass/Fail

7.E: The Company must request an agent statement for all complaints involving an agent’s actions.	Standard 7.E.1 The Companies’ procedures require that an agent’s statement must be requested for all complaints and grievances involving an agent’s actions.	10%

7.F: The Company must improve its complaint handling controls and establish strong oversight of the complaint handling process by:	Standard 7.F.1

	The Companies have prepared a report to regulators outlining their complaint-related business practice reforms. The report includes documentation to evidence and support the adequacy of such reforms.	Pass/Fail
1. Preparation of a report to regulators which outlines the complaint-related business practice reforms the Company has implemented to date
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Standard	Tolerance
which address the many concerns expressed in complaints. Included with the report should be documentation to evidence and support the adequacy of such reforms. This report can be used by regulators in developing a work plan for a follow-up examination.
Standard 7.F.2

	The Complaint Action Team (or successor committee) maintains a tracking log for identified issues. The Companies have established procedures to ensure that there is ownership and accountability and procedures to monitor and ensure appropriate follow-through.	Pass/Fail
2. Creation of a tracking log for issues forwarded to the Complaint Action Team and establishing a procedure to ensure that there is ownership and accountability for the process.

8. CANCELLATION, NON-RENEWAL AND DISCONTINUANCE NOTICES

Cancellation, non-renewal and discontinuance notices must be handled consistently for all policies and must comply with policy provisions and state laws. This includes information about the availability of a grace period provided to the insured and other parties to the contract.	Standard 8.1 Cancellation, non-renewal and discontinuance notices are handled consistently for all policies and payment methods.	10%
	Standard 8.2 The Companies’ practices regarding cancellation, non-renewal and discontinuance notices are compliant with policy provisions and state laws.	10%

	Standard 8.3 Notification about the availability of a grace period for payment of premiums is consistent across all certificate holders.	10%
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Standard	Tolerance
9. COMPLIANCE PROGRAM

The Company must centralize the compliance program to promote consistency in all business units. The Company’s adherence to its Compliance Plan and compliance program enhancements must be independently evaluated at periodic intervals and should be re-examined in the next 12 to 18 months. The Company must inform regulators on a timely and periodic basis concerning the program’s enhancements and changes to its compliance procedures.
Standard 9.1

The Companies’ Chief Compliance Officer manages a team of professionals which is charged with the responsibility for providing compliance guidance to the managers, employees and agents of the Companies, including the following:

  •   Research and communicate regarding new laws and regulations, including mandates, applicable to the business of the Companies;
  •   Participate as an advisor to the committees and work groups throughout the Companies;
  •   Develop internal policies and procedures when appropriate and maintain them as necessary to comply with current regulatory requirements;
  •   Advise Senior Management regarding compliance risks

The Compliance team will have oversight responsibilities for all compliance related activities throughout the Companies, including:

• Oversee a complaints unit to monitor timely and thorough responses and follow through on common issues or trends;
• Oversee a special investigations unit regarding fraud, waste, and abuse;
• Oversee market conduct examination activities;
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Standard	Tolerance
• Serve as Compliance liaison to external regulatory bodies; and
• oversee advertising.

	Standard 9.2 The Companies’ compliance program is judged by the Standards for Performance Measurement as set forth in this Attachment C and has been independently evaluated at periodic intervals.	Pass/Fail

	Standard 9.3 The Companies inform regulators concerning the program enhancements and changes to their compliance procedures via the semi-annual reports outlined in the Regulatory Settlement Agreement.	Pass/Fail

10. SEPARATE FINANCIAL INFORMATION FOR PDA AND SDA

The Company should prepare separate financial information of PDA and SDA on an annual basis and have it available to domestic regulators upon request.	Standard 10.1

	Financial information for HealthMarkets’ wholly-owned subsidiaries Performance Driven Awards, Inc. (“PDA”) and Success Driven Awards, Inc. (“SDA”) is prepared, separate from the parent entity, and is available to domestic regulators upon request.	Pass/Fail
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

Required Action	Standard	Tolerance
11. ACCOUNTING SUPPORT FOR TREATMENT OF AGENTS’ STOCK BENEFIT MATCH

The Company should provide to regulators authoritative accounting support for its treatment of the agent’s stock benefit match.	Standard 11.1

	SDA and PDA, which are non-owned affiliates of the Companies, account for the stock matching benefit program. The accounting for the stock matching benefit paid to agents and field service representatives for the respective associations under the agent stock plan complies with generally accepted accounting principles.	Pass/Fail

12. PROVIDING REQUESTED COPY OF OUTSIDE CONSULTING REPORT

The Company must provide a copy of the consultant’s report or an overview of the report for review by the regulators.	Standard 12.1 The Companies have provided the Examiners with an overview of the outside consultant’s report.	Pass/Fail

13. REPORT TO REGULATORS OUTLINING ALL CHANGES

The Company must prepare a report to regulators outlining precisely by examination area all business reforms, improvements and changes to policies and procedures implemented through current date.	Standard 13.1 The Companies have prepared the report to regulators outlining changes, as requested.	Pass/Fail
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

ATTACHMENT D
Required Reports and Monitoring
1. Reports
     The Companies will provide semi-annual reports to the Commissioner of Washington State. These semi-annual reports will be in the format demonstrated in the attached table, based directly upon the Standards for Performance Measurement specified in Attachment C to this Agreement. In the third column of the reports, the Companies will state whether the standard set forth in the second column is met or not met. In the fourth column, “Comments”, the Companies will provide the evidence supporting the conclusion that the standard is met. Where applicable, the Companies will indicate dates where criteria was met, such as dates training was provided to the agent force or new materials were implemented, and provide verifying documentation upon request of the Monitoring Regulators. If the standard is not met, the Companies will set forth in the fourth column the status of their work toward meeting the standard. This information will include expected dates for completion of remaining work toward meeting the standard.
     The semi-annual reports will include attachments showing complete, jurisdiction-specific summary results of all required monitoring. The results may be in the format in which they are routinely used by the Companies, or another format as desired by the Companies, so long as the format is understandable and useful to the Monitoring Regulators in evaluating the results. If a majority of the Monitoring Regulators agree that the format in
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

which the monitoring results are presented is not understandable and useful, the Companies will provide the results in a format which is mutually agreeable to the Companies and the Monitoring Regulators.
  2. Report Due Dates
     The first report will be due the later of 90 days after the Effective Date of the Agreement or August 14, 2008, whichever date is later, and will cover the period of January 1, 2008 through June 30, 2008. Thereafter, reports will be due as follows:

Period Covered	Due Date
July 1, 2008 through December 31, 2008	February 14, 2009
January 1, 2009 through June 30, 2009	August 14, 2009
July 1, 2009 through December 31, 2009	February 14, 2010
  3. Report Format
     The reports submitted to the Monitoring States on the schedule described in Section 2 will be in table form and will include the following:
•	The Required Action as described and set forth in Attachment C of this Agreement.

•	Each Performance Standard as set forth in Attachment C of this Agreement.

•	The Tolerance Level as set forth in Attachment C of this Agreement.

•	The Status of the each Performance Standard as set forth in Attachment C of this Agreement.
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

•	Company Comments about the current status of the Performance Standard as set forth in Attachment C of this Agreement.

•	A list of the Evidence to support the Status of the Performance Standard as set forth in Attachment C of this Agreement.
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

ATTACHMENT E
Penalty for Failure to Perform
     1. Definition: It is expected that the Companies will be in compliance with each of the standards in the Standards for Performance Measurement (“SPM”) by the time of the follow-up examination by the Monitoring Regulators set forth in Section G.4. of the Agreement. If, at that time, the Monitoring Regulators find that the Companies have not fully met each of the standards set forth in Attachment C, the Companies will pay the penalty to the Signatory Regulators as set forth in Section E.2. of the Agreement as calculated on this Attachment E.
     2. Calculation of Penalty: The total possible penalty for failure to perform is $10,000,000 (Ten Million Dollars). The amount of the total possible penalty that is to be imposed will be calculated by the Monitoring Regulators based on the following table. Each section of the SPM has been assigned a weighted percentage of the total possible penalty that may be imposed for failure to meet the standards of that section. The weighted percentages are as follows:

Weighted Percentage of
Required Action	Penalty
Agent Training	25%
Agent Oversight	25%
Claims Handling	8%
Claims Procedures Manual	8%
Identification of Company	2%
Transparent Relationships with Associations	10%
Complaints And Grievances	10%
Cancellation, Non — Renewal And Discontinuance Notices	2%
Compliance Program	4%
Separate Financial Information For PDA & SDA	2%
Accounting Support for Treatment of Agents’ Stock Benefit Match	2%
Providing Requested Copy of Outside Consulting Report	1%
Report to Regulators Outlining All Changes	1%
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

     (a) Failure to meet all of the standards in a section will result in imposition of the entire weighted percentage of the penalty for that section. For example, failure to meet all of the standards in the Agent Training section of the SPM will result in imposition of 25% of the penalty, or $2,500,000 (Two Million, Five-Hundred Thousand Dollars). The penalty will not be reduced even if some of the standards in the applicable section of the SPM are met. If all standards in the section are met, none of the penalty assigned to that section will be imposed. If one or more standards are not met, all of the penalty assigned to that section will be imposed.
     (b) The Monitoring Regulators will add all weighted percentages of penalty for each section of the SPM, if any, that has not been fully met. This sum will be the total penalty for failure to perform to be imposed. This sum will be payable to the Signatory Regulators by the Companies within 30 days after notification that the penalty for failure to perform is to be imposed.
     3. Pro Rata State Allocation of Penalty: The Pro Rata State Allocation of Penalty for Failure to Perform will be calculated in the same manner as the Pro Rata State Allocation of Monetary Penalty. That calculation is set forth in Attachment B to the Agreement. This means that each Signatory Regulator will receive the same percentage of any imposed Penalty for Failure to Perform that it received of the Monetary Penalty.
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT

PROPOSED ATTACHMENT F
SAMPLE NOTICE TO BE MAILED TO INSUREDS BY COMPANY
Date
Name
Address
Policy/Certificate Number(s)
Dear Named Insured:
Thank you for choosing The MEGA Life and Health Insurance Company (MEGA) for your medical insurance needs.
Have you ever had questions about your policy? Questions such as “Am I covered for doctor visits?”, “Do I have coverage for emergency care?”, “Am I covered for hospital stays?” or “What is my deductible?”
We have a new service that will help you better understand and get the most out of your coverage with MEGA. We would like to answer any questions you may have regarding your coverage or, at your request, explain your current coverage. We can also provide you with a copy of your policy/certificate at your request.
A special customer service representative is ready to assist you from
8 a.m. to 5 p.m., Monday through Friday at (800) 527-2845.
You may also contact us by sending an email via www.megainsurance.com.
If you believe you have additional coverage needs or if you believe your coverage needs have changed, we will be happy to explain the variety of coverages MEGA has to offer in your state. You will not be referred to or contacted by an insurance agent unless you specifically request to have one contact you.
You are also encouraged to visit our website, www.megainsurance.com, for further information about MEGA and our products and services.
We appreciate your business and welcome the continued opportunity to assist you with your medical insurance needs.
Sincerely,
IN THE MATTER OF THE MARKET CONDUCT EXAMINATION OF THE MEGA LIFE AND HEALTH INSURANCE COMPANY, MID-WEST NATIONAL LIFE INSURANCE COMPANY OF TENNESSEE, AND THE CHESAPEAKE LIFE INSURANCE COMPANY REGULATORY SETTLEMENT AGREEMENT